UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 17, 2023
Date of Report (Date of Earliest Event Reported)

LIFE STORAGE, INC.
LIFE STORAGE LP
(Exact Name of Registrant as Specified in Its Charter)

Maryland (Life Storage, Inc.)	1-13820	16-1194043

Delaware (Life Storage LP)	0-24071	16-1481551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)
(716)
633-1850
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (
see
General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Life Storage, Inc.:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LSI	New York Stock Exchange
Life Storage LP:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Life Storage, Inc.:
Emerging growth company  ☐
Life Storage LP:
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Life Storage, Inc.  ☐
Life Storage LP  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 17, 2023, Life Storage, Inc. (the “Parent Company”), Life Storage LP (together with the Parent Company, collectively the “Company”) and each of Joseph Saffire, Chief Executive Officer of the Company, Alexander Gress, Chief Financial Officer of the Company, and David Dodman, Chief Operating Officer of the Company (each being an “Executive”), entered into Amended and Restated Employment Agreements (the “Amended and Restated Agreements”). The Amended and Restated Agreements amend and restate the existing Employment Agreements, dated November 1, 2017 (as amended March 1, 2019), January 2, 2023, and January 1, 2022, by and between the Company and Messrs. Saffire, Gress, and Dodman, respectively (the “Existing Employment Agreements”).
The Amended and Restated Agreements clarify that, in the event of a severance payment, severance is based on the Executive’s then-current annual salary and most recently earned bonus (or, for severance triggered at the time of or within two years after a change in control of the Company, if greater, the annual salary and most recently earned bonus immediately prior to the change in control). For Mr. Gress, given his recent appointment to the position of Chief Financial Officer and given that severance is based in part on the Executive’s most recently earned bonus, he shall be deemed to have earned a bonus with respect to the 2022 calendar year in an amount based upon, and consistent with, the bonus earned by the Company’s Chief Financial Officer in 2022. The Amended and Restated Agreements also replace the provision in the Existing Employment Agreements that automatically reduced the Executive’s severance pay to the extent excise taxes would be imposed under Section 4999 of the Internal Revenue Code (“Section 4999”) with a “best net” provision. In the event the Executive is entitled to receive amounts that would otherwise result in the imposition of excise taxes on him under Section 4999, such payments will be either (i) reduced to a level that will not trigger the imposition of Section 4999 excise taxes or (ii) if the net after-tax
amount the Executive would retain after the imposition of such additional taxes would be greater, paid to him in full. In addition, the Amended and Restated Agreements (i) provide that, if the Executive is terminated without cause by the Company or for good reason by the Executive at the time of or within two years after a change in control of the Company, the Executive will be paid a pro-rata,
per diem bonus for the calendar year of termination based on the most recently earned bonus as of such termination of employment (or, if greater, the most recently earned bonus immediately prior to the change in control), and (ii) clarify the Company’s and the Executive’s responsibilities with respect to health and welfare benefit coverage of the Executive (and his eligible dependents) for the
30-month
period following the Executive’s termination date and the interaction of such coverage with COBRA.
The above summary of the material amendments to the Existing Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Agreements, copies of which are included as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form
8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and among Life Storage, Inc., Life Storage LP and Joseph Saffire, dated March 17, 2023

10.2	Amended and Restated Employment Agreement by and among Life Storage, Inc., Life Storage LP and Alexander Gress, dated March 17, 2023

10.3	Amended and Restated Employment Agreement by and among Life Storage, Inc. Life Storage LP and David Dodman, dated March 17, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE STORAGE, INC .
Date: March 17, 2023
	By	/s/ Joseph V. Saffire
	Name:	Joseph V. Saffire
	Title:	Chief Executive Officer

LIFE STORAGE LP

Date: March 17, 2023	By:	LIFE STORAGE HOLDINGS, INC., as General Partner

	By	/s/ Joseph V. Saffire
	Name:	Joseph V. Saffire
	Title:	Chief Executive Officer